Exhibit 32

CERTIFICATION OF OFFICERS
PURSUANT TO 18 USC SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE
SARBANES - OXLEY
ACT OF 2002

I, John A. Dugan, Chairman and Director (the "principal executive officer") of SFG
Financial Corporation (the "Registrant") certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ended accompanying this Certification, of the Registrant (the "Report");

(1) The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Act of 1934,as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the
Registrant.

SFG FINANCIAL CORPORATION

Date: January 22, 2007	By:	/s/ John A. Dugan

Chairman/CEO and Director